EXHIBIT 99.1

AMERICAN CLAIMS EVALUATION, INC.

REPORTS FOURTH QUARTER AND YEAR END RESULTS

JERICHO, NY, June 20, 2007: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $850,294 and a net loss of $311,023 ($.07 net loss per share) for the year ended March 31, 2007 as compared to revenues of $1,141,967 and a net loss of $327,212 ($.07 net loss per share) for the year ended March 31, 2006.

	Three Months Ended		Year Ended
	03/31/07	03/31/06	03/31/07	03/31/06
	(Unaudited)
Revenues	$ 208,563	$ 274,907	$ 850,294	$ 1,141,967

Operating loss	(191,906)	(143,419)	(680,505)	(613,754)

Loss before income tax expense	(101,180)	(64,199)	(311,023)	(327,212)

Net loss	$ (101,180)	$ (64,199)	$ (311,023)	$ (327,212)

Net loss per share –
basic and diluted	$ (0.02)	$ (0.01)	$ (0.07)	$ (0.07)
Weighted average shares
basic and diluted	4,761,800	4,761,800	4,761,800	4,794,258

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.

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